                                                                    EXHIBIT 4.05

                        REDEMPTION AND EXCHANGE AGREEMENT


          REDEMPTION AND EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of January 12, 2001, by and between SmartSources.com, Inc., a Colorado corporation, with headquarters located at 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, V7P 1V7 (the "COMPANY"), and RGC International, LDC, a Cayman Islands limited duration company (the "BUYER").

          WHEREAS:

          A. The Buyer, pursuant to the Securities Purchase Agreement, dated February 24, 2000, by and between the Company and the Buyer (the "SECURITIES PURCHASE AGREEMENT"), (i) purchased (a) convertible debenture of the Company in the aggregate principal amount of Five Million Dollars ($5,000,000) (the "DEBENTURE"), convertible into shares of common stock, no par value, of the Company (the "COMMON STOCK"), and (b) warrants to purchase Three Hundred Thirty Thousand (330,000) shares of Common Stock (the "WARRANTS") and (ii) entered into a certain Registration Rights Agreement, dated February 24, 2000, with the Company (the "REGISTRATION RIGHTS AGREEMENT") (the Securities Purchase Agreement, the Registration Rights Agreement, the Debenture and the Warrants are collectively referred to herein as the "INVESTMENT DOCUMENTS");

          B. The Company has authorized the redemption of a portion of the Debenture for $1,300,000 (the "CASH AMOUNT") and the exchange of the remainder of the Debenture and the Warrants for a Promissory Note in the principal amount of $2,860,000, in the form attached hereto as EXHIBIT "A" (the "NOTE");

          C. The Buyer wishes to have a portion of the Debenture redeemed for the Cash Amount and to exchange the remaining amount of the Debenture and the Warrants for the Note;

          D. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

          E. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Securities Purchase Agreement; and

          NOW THEREFORE, the Company and the Buyer hereby agrees as follows:


          1.        PURCHASE AND SALE OF DEBENTURES AND WARRANTS.


               a. PARTIAL REDEMPTION. At the Closing (as defined below), the Company shall redeem $1,300,000 principal amount of the Debenture and wire the Cash Amount in immediately

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available funds to the Buyer pursuant to the wiring instructions provided to the
Company by the Buyer.

               b. EXCHANGE OF DEBENTURE. At the Closing (as defined below), the Company shall exchange the remaining amount of the Debenture and the Warrants for the Note.

               c. CANCELLATION AND TERMINATION; RELEASE. By and upon the signing of this Agreement, the Securities Purchase Agreement, Sections 2, 3, 4, 8 and 9 of the Registration Rights Agreement, the Debenture, the Warrants and the irrevocable authorization and direction dated February 24, 2000 to the Transfer Agent ("IRREVOCABLE AUTHORIZATION"), shall be terminated and cancelled and shall be of no further force or effect, and neither of the parties shall have any further rights or obligations whatsoever under any of such agreements and instruments. At the Closing, Buyer hereby agrees to cancel, as of the Closing Date, the Debenture and the Warrants. The parties agree (a) that the furnishing of a copy of this Agreement to the Transfer Agent shall constitute notice to the Transfer Agent of the termination of the Irrevocable Authorization, and (b) to promptly sign and deliver to the Transfer Agent such further documents of termination and direction as may be required by the Transfer Agent to effect the same. Except as to the obligations of the Company under the Note and the rights and obligations of the parties arising under this Agreement and Sections 1, 5, 6, 7, 10 and 11 of the Registration Rights Agreement (only to the extent that securities have been registered and re-sold pursuant to the Registration Rights Agreement prior to the date of this Agreement), each of the parties hereto hereby forever releases, surrenders, waives and abandons any and all claims, rights, obligations, rights of action whether in contract or tort, of any and every type whatsoever, known or unknown, past, present or future (expressly assuming all risk thereof and associated therewith) against the other party, its officers, directors, employees, shareholders, affiliates or other agents or persons acting on its behalf (the "RELEASED PARTIES").

               d. MANDATORY REDEMPTION NOTICE WITHDRAWAL. The Mandatory Redemption Notice dated November 10, 2000, which was delivered by the Buyer to the Company pursuant to the Debenture, is hereby withdrawn as of the Closing Date (as defined below).

               e. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the consummation of the transactions contemplated by this Agreement (the "CLOSING DATE") shall be 12:00 noon Eastern Standard Time on January 12, 2001 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Akerman, Senterfitt & Edison, P.A. at SunTrust International Center, One S.E. Third Avenue, 28th Floor, Miami, Florida 33131, or at such other location as may be agreed to by the parties.

          2. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company solely as to such Buyer that:

               a. INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to an exemption under the 1933 Act.

               b. TRANSFER OR RE-SALE. The Buyer understands that (i) the sale or re-sale of the Note has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Note may not be transferred unless (a) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Note to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the 1933 Act; or (b) the Note is sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Note only in accordance with this Section 2(b) and who is an Accredited Investor under the 1933 Act; or (c) the Note is sold pursuant to Rule 144(k); and (ii) neither the Company nor any other person is under any obligation to register the Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

               c. LEGENDS. The Buyer understands that the Note may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Note):

               "The securities represented by this Note have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

          The legend set forth above shall be removed and the Company shall issue the Note without such legend to the holder of the Note upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Note may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can immediately be sold, or
(b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a re-sale or transfer of the Note may be made without registration under the 1933 Act and such re-sale or transfer is effected.

               d. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes the valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

               a. ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Note, (ii) the business, operations, assets, financial condition, results of operations, properties or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) the transactions contemplated hereby or by the agreements or the guarantees to be entered into in connection herewith by the Company or its Subsidiaries or (iv) the authority or the ability of the Company to perform its obligation under this Agreement or the Note. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

               b. AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Note and to consummate the transactions contemplated hereby and thereby and to issue and deliver the Note, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement and the Note have been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, such instrument will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

               c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 12,055,300 shares are issued and outstanding, 1,385,000 shares are reserved for issuance pursuant to the Company's stock option plans, and 1,675,000 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock; and (ii) no shares of preferred stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries and
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

               d. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) except as set forth on SCHEDULE 3(d), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party (assuming exclusively for the purposes of this representation and warranty that the actions contemplated by Section 1(c) of this Agreement have been consummated), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected (assuming exclusively for the purposes of this representation and warranty that the actions contemplated by Section 1(c) of this Agreement have been consummated), except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer holds the Note, in violation of any law, ordinance or regulation of any governmental entity the violation of which could have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Note in accordance with the terms hereof or thereof. Except as disclosed in
SCHEDULE 3(d), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

               e. DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

               f. SOLVENCY. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature (assuming exclusively for the purposes of this representation and warranty that the actions contemplated by Section 1(c) of this Agreement have been consummated). Upon the closing of the transactions contemplated by this Agreement, the Company does not anticipate receiving a qualified opinion from its auditors with respect to its most recent fiscal year end.

               g. ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3(g) or disclosed in the SEC Documents filed since June 30, 2000, since June 30, 2000, there has been no changes or developments in the Company or its business, that would, or would reasonably be expected to, have a Material Adverse Effect.

          4.   COVENANTS.

               a. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

               b. EXPENSES. Each of the parties to this Agreement shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby.

          5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to deliver the Cash Amount and the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               a. The Buyer shall have executed this Agreement and delivered the same to the Company.

               b. The Buyer shall have delivered the Warrants and Debenture to the Company.

               c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The obligations of the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

               a. The Company shall have executed this Agreement and the Note, and delivered the same to the Buyer.

               b.   The Company shall have delivered the Cash Amount.

               c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Except as set forth on SCHEDULE 6(b), the representations and warranties of the Company set forth in Sections 3(g)-SEC Documents; Financial Statements; 3(i)-Absence of Litigation, 3(j) - Patents, Copyrights, etc., and 3(m)-Certain Transactions of the Securities Purchase Agreement shall be true and correct in all material respects as though made at Closing. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

               d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

               e. The Buyer shall have received opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "B" attached hereto.

               f. The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

               g. Nifco Investments Ltd., SmartSources.com Technologies Inc. and Intelli Trade Inc. shall each have executed and delivered a Subsidiary Guarantee in the form attached hereto as EXHIBIT "C" (collectively, the "GUARANTEES").

          7.   GOVERNING LAW; MISCELLANEOUS.

               a. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

               b. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Note contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                    If to the Company:

                         SmartSources.com, Inc.
                         2030 Marine Drive
                         Suite 100
                         North Vancouver, B.C.  V7P 1V7
                         Attention: Chief Executive Officer
                         Facsimile: (604) 986-0869

                    With copy to:

                         Kirkpatrick & Lockhart LLP
                         3100 Bank One Center
                         1717 Main Street
                         Dallas, Texas 75201-4681
                         Attention: Norman R. Miller
                         Facsimile: (214) 939-4949

                    If to a Buyer:

                         Rose Glen Capital Management, L.P.
                         3 Bala Plaza East, Suite 501
                         251 St. Asaphs Road
                         Bala Cynwyd, PA 19004
                         Attention: Steven B. Katznelson
                         Facsimile: (610) 617-0570

                    With copy to:

                         Akerman, Senterfitt & Edison, P.A.
                         SunTrust International Center
                         One S.E. Third Avenue, 28th Floor
                         Miami, Florida  33131-1704
                         Attention:  Bradley D. Houser
                         Facsimile:  (305) 374-5095

          Each party shall provide notice to the other party of any change in address.

               g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided that any assignment of the Note shall be in a minimal denomination of $1,000,000 in aggregate principal amount . The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer; provided, however, that the Agreement may be assigned by the Company without the prior written consent of the Buyer in the event of a merger or consolidation of the Company or the sale of all or substantially all of its assets (each a "CHANGE OF CONTROL"), where (i) the successor or acquiring entity and, if such entity is owned or controlled by another entity or entities, the entity or entities owning or controlling the successor or acquiring entity, in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Note) and (ii) the successor or acquiring entity has combined financial strength after the Change of Control, which is greater than or equal to the Company's financial condition prior to the Change of Control and the Company's ability to satisfy its obligations under this Agreement is not impaired, as certified without qualification to the Buyer by an independent public accounting firm or independent investment banking firm, in either case, reasonably acceptable to the Buyer.

               h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               i. SURVIVAL. The representations and warranties of the Company and the Buyer and the agreements and covenants set forth in Sections 1(c), 2, 3, 4 and 7 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer or the Company. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents from any and all costs, expenses, losses, liabilities and damages whatsoever that may be incurred as the result of any claims, rights, obligations or rights of action against the Buyer and all their officers, directors, employees and agents related to any breach or alleged breach by the Company of any of its representations, warranties, agreements and covenants set forth in Sections 1(c), 3, 4 and 7 hereof or in any other of its covenants and obligations under this Agreement.

               j. PUBLICITY. The Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby (including any disclosure in any documents filed with the SEC), unless expressly reasonably agreed to in writing by the Buyer or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement. In addition, the Company agrees that it will not disclose, and will not include in any public statement or other announcement (including any disclosure in any document filed with the SEC), the name of the Buyer, unless expressly reasonably agreed to in writing by the Buyer or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement; provided, however, that, if either the Note, the Guarantees or this Agreement are filed as an exhibit to any filing made by the Company with the SEC, the disclosure of the Buyer's name in such exhibit shall not be a breach of this Section 7(j).

               k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               l. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               m. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.


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        IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

SMARTSOURCES.COM, INC.



By:
        --------------------------------------------
        Nathan Nifco
        Chief Executive Officer


RGC INTERNATIONAL INVESTORS, LDC

By:     Rose Glen Capital Management, L.P.,
        Investment Manager

By:     RGC General Partner Corp.,
        as General Partner



By:
        --------------------------------------------
        Steven B. Katznelson
        Managing Director